UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 31, 2012

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.

INDEX

Page
Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Item 9.01 – Financial Statements and Exhibits	3

Signatures	4

Exhibit (99)(a) Press Release dated July 31, 2012	5

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2012, Robert C. Abernethy, Chairman of the Board of Peoples Bancorp of North Carolina, Inc. (the “Company”) announced that Lance A. Sellers has been appointed by the Board of Directors to assume the role of President and CEO when Tony W. Wolfe, current President and CEO retires in the fourth quarter of 2012.

Mr. Sellers, age 50,  currently serves as Executive Vice President and Assistant Corporate Secretary of the Company and Executive Vice President and Chief Credit Officer of Peoples Bank (the “Bank).  He has been employed by the Company and the Bank since 1998.

A copy of the press release is attached hereto as Exhibit (99)(a) and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

(99)(a)	Press Release dated July 31, 2012

Disclosure about forward-looking statements

This Form 8-K contains forward-looking statements.  These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, changes in interest rate environment, management’s business strategy, national, regional, and local market conditions and legislative and regulatory conditions.

Readers should not place undue reliance on forward-looking statements, which reflect management’s view only as of the date hereof.  The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.  Readers should also carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: July 31, 2012	By:	/s/ A. Joseph Lampron, Jr.
A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer